        .

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of Earliest Event Reported):
July 28, 2010
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	1-9733 (Commission File No.)	75-2018239 (IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On July 28, 2010, Cash America, Inc. of Nevada (“Purchaser”), a wholly-owned subsidiary of Cash America International, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Maxit Financial, LLC (“Seller”) and its principal listed therein. Pursuant to the Purchase Agreement, at closing Purchaser will purchase substantially all of the assets of Seller. Seller operates a chain of 39 pawn lending locations in the States of Washington and Arizona under the names Maxit and Pawn X-Change. Aggregate consideration for the transaction will be $70.0 million consisting of (a) cash consideration in the amount of $57.5 million (including consideration for a non-competition agreement with Seller and its principal) and (b) shares of Company common stock, par value $0.10 (“Common Stock”), to be determined upon closing by dividing $12.5 million by the average per share closing price of Company Common Stock for the ten trading days immediately preceding the day prior to the closing date. The purchase price may be increased or decreased depending on the pawn loan balance and the aggregate value of the merchandise inventory held by Seller at closing.
     The Purchase Agreement contains representations, warranties, covenants and indemnification provisions that the Company believes are customary for a transaction of this size and type. The transaction is expected to close in the fourth quarter of 2010 and is subject to the satisfaction of customary closing conditions, including the completion of satisfactory due diligence, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other regulatory approvals.
     The foregoing is a summary of the material terms of the Purchase Agreement and does not purport to summarize or include all terms of the Purchase Agreement. The summary is hereby qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 2.1 hereto, which is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE
     On August 2, 2010, the Company issued a press release announcing the execution of the Purchase Agreement. The full text of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement dated July 28, 2010 by and among Cash America, Inc. of Nevada and Maxit Financial, LLC and its principal listed therein
99.1	Cash America International, Inc. press release dated August 2, 2010
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This Current Report on Form 8-K contains forward-looking statements about the business, financial condition and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business, changes in demand for the Company’s services, the continued acceptance of the online distribution channel by the Company’s online loan customers, the actions of third parties who offer products and services to or for the Company, fluctuations in the price of gold, changes in competition, the ability of the Company to open new locations in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, the ability to successfully integrate newly acquired businesses into the Company’s operations, the loss of services of any of the Company’s executive officers, the effect of any current or future litigation proceedings on the Company, the effect of any of such changes on the Company’s business or the markets in which the Company operates and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this Current Report on Form 8-K, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: August 2, 2010	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated July 28, 2010 by and among Cash America, Inc. of Nevada and Maxit Financial, LLC and its principal listed therein
99.1	Cash America International, Inc. press release dated August 2, 2010